EXHIBIT 10.12

FOURTH AMENDMENT TO
FIRST AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP OF
IAS OPERATING PARTNERSHIP LP

The undersigned, as the General Partner of IAS Operating Partnership LP (the “Partnership”), hereby amends the Partnership’s First Amended and Restated Agreement of Limited Partnership, as heretofore amended (the “Partnership Agreement”), pursuant to Sections 4.3.A, 4.3.B and 7.3.0 of the Partnership Agreement, to amend the current Exhibit A to read as provided in the attached Exhibit A. In all other respects, the Partnership Agreement shall continue in full force and effect as amended hereby. Any capitalized terms used in this Amendment and not defined herein have the meanings given to them in the Partnership Agreement.
Dated: November 30, 2018            IAS OPERATING PARTNERSHIP LP
By:    INVESCO MORTGAGE CAPITAL INC.,
general partner

By:/s/ Robert H. Rigsby
Name: Robert H. Rigsby
Title: Vice President and Secretary